EXECUTION COPY

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made as of December 1, 2011 by and among (i) Caltius Partners IV, LP, a Delaware limited partnership and its successors and assigns (“Caltius Partners”), (ii) Caltius Partners Executive IV, LP, a Delaware limited partnership and its successors and assigns (“Caltius Executive” and collectively with Caltius Partners, the “Junior Creditor”), (iii) Radiant Logistics, Inc., a Delaware corporation (“Parent”), (iv) Radiant Global Logistics, Inc., a Washington corporation and formerly known as Airgroup Corporation (“Radiant Global Logistics”),  (v) Radiant Logistics Partners, LLC, a Delaware limited liability company (“Radiant Partners”), (vi) Radiant Transportation Services, Inc., a Delaware corporation and formerly known as Radiant Logistics Global Services, Inc. (“Radiant Transportation Services”), (vii) Adcom Express, Inc., a Minnesota corporation (“Adcom”), (viii) DBA Distribution Services, Inc., a New Jersey corporation (“DBA”), (ix) Radiant Customs Services, Inc., a Washington corporation (“Radiant Customs”, and collectively with Parent, Radiant Global Logistics, Radiant Partners, Radiant Global Services, Adcom and DBA, the “Borrowers”, and each, a “Borrower”), and (x) Bank of America, N.A. and its successors and assigns (collectively, the “Senior Creditor”).

INTRODUCTION

A.           The Borrowers and Senior Creditor have entered into a Loan Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the “Senior Credit Agreement”) pursuant to which, among other things, the Senior Creditor has agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Borrowers.

B.           The Borrowers have entered into an Investment Agreement dated the date hereof (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the “Investment Agreement”) pursuant to which, among other things, the Junior Creditor is making a term loan to the Borrowers as evidenced by senior subordinated notes in the aggregate principal amount of $10,000,000 (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder and collectively, the “Junior Note”).

C.           As an inducement to and as one of the conditions precedent to the agreement of the Senior Creditor under the Senior Credit Agreement to consummate the transactions contemplated by the Senior Credit Agreement, the Senior Creditor has required the execution and delivery of this Agreement by the Junior Creditor and the Borrowers to set forth the relative rights and priorities of the parties under the Senior Debt Documents and the Junior Debt Documents.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.            Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the following meanings:

Collection Action shall mean, with respect to the Junior Debt (a) to take, after a Junior Default, from any Borrower or any Subordinated Guarantor of the Junior Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Borrower or Subordinated Guarantor with respect to the Junior Debt not otherwise permitted under Section 2.2 or 2.3, (b) to initiate or participate with others in any suit, action or Proceeding against any Borrower or Subordinated Guarantor to (i) enforce payment of or to collect the whole or any part of the Junior Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Junior Debt Documents or applicable law with respect to the Junior Debt, (c) to accelerate the payment of all or any portion of the Junior Debt, (d) to cause any Borrower or Subordinated Guarantor to honor any redemption or mandatory prepayment obligation with respect to the Junior Debt, or (e) to take any action to realize upon any collateral owned by any Borrower or Subordinated Guarantor securing the Junior Debt (if any) or to exercise any other right or remedy with respect to such collateral.

Junior Debt shall mean all of the obligations of the Borrowers to the Junior Creditor evidenced by the Junior Note and all other amounts now or hereafter owed by the Borrowers to the Junior Creditor under any of the Junior Debt Documents.

Junior Debt Documents shall mean the Junior Note, the Investment Agreement, and any guaranty with respect to the Junior Debt from any Subordinated Guarantor and all other documents, agreements and instruments executed and delivered in connection therewith or otherwise evidencing Junior Debt.

Junior Default shall mean a default in the payment of the Junior Debt or in the performance of any term, covenant or condition contained in the Junior Debt Documents or any other occurrence permitting the Junior Creditor to accelerate the payment of all or any portion of the Junior Debt.

Junior Default Notice shall mean a written notice from the Junior Creditor to the Senior Creditor pursuant to which the Senior Creditor is notified of the occurrence of a Junior Default, which notice incorporates a reasonably detailed description of such Junior Default.

Reorganization Subordinated Securities shall mean any notes, other debt securities or equity securities issued in a Proceeding in substitution of all or any portion of the Junior Debt, in each case that are subordinated in right of payment, performance or otherwise to the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent that the Junior Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement.

Proceeding shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a person or entity.

Senior Covenant Default shall mean any event of default with respect to the financial covenants under the Senior Debt Documents, which event of default entitles the Senior Creditor to accelerate the payment of all or any portion of the Senior Debt.

Senior Debt shall mean all of the following: (a) the aggregate principal amount advanced from time to time under the Senior Debt Documents up to a maximum aggregate principal indebtedness that shall not exceed $30,000,000, less any payments and prepayments of principal outstanding under the Senior Debt Documents from time to time to the extent that amounts so paid cannot be reborrowed; (b) all interest accrued and accruing on the aggregate principal outstanding under the Senior Debt Documents from time to time; (c) all other reasonable fees or monetary obligations owed under the Senior Debt Documents; and (d) all reasonable costs incurred by the Senior Creditor under the Senior Debt Documents in commencing or pursuing any enforcement action(s) with respect to the amounts described in clauses (a) through (c), including attorneys’ fees and disbursements which are reimbursable pursuant to the Senior Debt Documents.  “Senior Debt” shall also include all amendments, modifications and refinancings of the foregoing, provided that such amendments, modifications or refinancings continue the Senior Debt as an asset-based revolving loan facility and do not (i) increase the interest rate, expressed as a margin percentage above a floating base rate or LIBOR rate, to a margin of more than 5% except in connection with the imposition of a default rate of interest of a margin percentage of not greater than 3% over the non-default margin percentage, (ii) extend the final maturity of the Senior Debt to a date that is later than June 1, 2016 or, if the maturity date of the Junior Debt is extended after the date hereof in accordance with the terms of this Agreement, to a date that is six months prior to the maturity date of the Junior Debt as extended or (iii) include additional financial covenants or events of default or amend any of the financial covenants or events of default set forth in the Senior Debt Documents as of the date hereof to render such covenants or defaults more restrictive.

Senior Debt Documents shall mean the Senior Credit Agreement and all other documents, agreements and instruments evidencing or pertaining to all or any portion of the Senior Debt.

Senior Default shall mean any Senior Payment Default or Senior Covenant Default.

Senior Default Notice shall mean a written notice from the Senior Creditor to the Junior Creditor pursuant to which the Junior Creditor is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.

Senior Payment Default shall mean any failure by the Borrowers to make any required installment payment of interest or principal, or any other monetary payment, under the Senior Debt Documents, which failure continues beyond the expiration of any applicable cure period provided by the terms of the Senior Debt Documents, including, without limitation, any default in payment of Senior Debt after acceleration thereof.

Subordinated Guarantor means any guarantor of the Junior Debt that is also a guarantor of the Senior Debt.

2.           Subordination.

2.1           Subordination of Junior Debt to Senior Debt.  Each Borrower covenants and agrees, and the Junior Creditor by its acceptance of the Junior Note (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, that (a) the payment of any and all of the Junior Debt shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of the Senior Debt, and (b) the existing and hereafter acquired liens and security interests of the Senior Creditor or any holder of Senior Debt in any collateral securing all or any portion of the Senior Debt shall be senior, regardless of the time or method of perfection, to all existing and hereafter acquired liens and security interests, if any, of the Junior Creditor (or any agent therefor) in the collateral, if any, securing all or any portion of the Junior Debt.  Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.  The subordination hereunder is not terminated or affected by any intervening or temporary “clean up” or zero balance of the Senior Debt.

2.2           Proceedings.

(a)           Payments.  In the event of any Proceeding involving a Borrower or a Subordinated Guarantor (the “Subject Party”), (i) all Senior Debt first shall be paid in full in cash before any payment of or with respect to the Junior Debt shall be made by the Subject Party (other than a distribution of Reorganization Subordinated Securities which the Junior Creditor is hereby specifically authorized to receive and retain); (ii) any payment or distribution, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt (other than a distribution of Reorganization Subordinated Securities which the Junior Creditor is hereby specifically authorized to receive and retain), shall be paid or delivered directly to the Senior Creditor (to be held and/or applied by the Senior Creditor in accordance with the terms of the Senior Credit Agreement) until all Senior Debt is paid in full, in cash, and the Junior Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and the Junior Creditor also irrevocably authorizes, empowers and directs the Senior Creditor to demand, sue for, collect and receive every such payment or distribution; and (iii) the Junior Creditor agrees to execute and deliver to the Senior Creditor or its representative all such further instruments confirming the authorization referred to in the foregoing clause (ii).

(b)           Voting and Other Matters.  At any meeting of creditors or in the event of any Proceeding involving a Subject Party, the Junior Creditor shall retain the right to vote, file a proof of claim and otherwise act with respect to the Junior Debt (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), provided that the Junior Creditor shall not initiate or prosecute any claim or  action in such Proceeding challenging the enforceability of the Senior Debt, this Agreement, or any liens and security interests (and the priority thereof) securing the Senior Debt.  In the event the Junior Creditor fails to execute, verify, deliver and file any proofs of claim in respect of the Junior Debt in connection with any such Proceeding prior to 15 days before the expiration of the time to file any such proof or fails to vote any such claim in any such Proceeding prior to five days before the expiration of the time to vote any such claim, the Junior Creditor hereby irrevocably authorizes, empowers and appoints the Senior Creditor its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim and vote such claim in any such Proceeding; provided (i) if following the filing of any such proof of claim, the Junior Creditor timely files a proper proof of claim, then such filing by the Junior Creditor shall be deemed to control and supersede any such previous filing by the Senior Creditor and, upon the written request of the Junior Creditor, the Senior Creditor will withdraw such previous filing and (ii) the Senior Creditor shall have no obligation to exercise any such authority with respect to the Junior Creditor’s claim.

(c)           Reinstatement.  The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditor and the Junior Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed in connection with any such Proceeding.  Notwithstanding Section 18, this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3           Payment Upon Senior Default.

(a)           Commencement of Payment Blockage.  Subject to Section 2.3(b), the Borrowers may not make and the Junior Creditor may not receive any payment with respect to the Junior Note or any other Junior Debt Document if, at the time of such payment:

(i)           A Senior Payment Default exists and such Senior Payment Default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents; or

(ii)           The Borrowers and the Junior Creditor shall have received a Senior Default Notice from the Senior Creditor stating that a Senior Covenant Default exists and the sum of the Borrowers’ unrestricted cash and the aggregate availability (without regard to any default) under the Senior Debt is less than $5,000,000.

(b)           Termination of Payment Blockage.  The Borrowers may resume payments (and may make any payments missed due to the application of Section 2.3(a)) in respect of the Junior Debt or any judgment with respect thereto:

(i)           In the case of a Senior Payment Default referred to in Section 2.3(a)(i), upon a cure or waiver thereof in accordance with the terms of the Senior Debt Documents; or

(ii)           In the case of a Senior Covenant Default referred to in Section 2.3(a)(ii), upon the earliest to occur of (x) the cure or waiver of all Senior Covenant Defaults referenced in the applicable Senior Default Notice in accordance with the terms of the Senior Debt Documents, (y) the sum of the Borrowers’ unrestricted cash and the aggregate availability (without regard to any default) under the Senior Debt is equal to or in excess of $5,000,000, or (z) the expiration of a period of 180 days from the date such Senior Default Notice was received by the Junior Creditor.

(c)           Limitation on Payment Blockages.  Notwithstanding any provision of this Section 2.3 to the contrary:

(i)           The Borrowers shall not be prohibited from making, and the Junior Creditor shall not be prohibited from receiving, payments under Section 2.3(a)(ii) for more than an aggregate of 180 days within any period of 365 consecutive days and on more than three occasions during the period this Agreement is in effect with respect to the Junior Debt; and

(ii)           No Senior Covenant Default existing on the date a Senior Default Notice is given pursuant to Section 2.3(a)(ii) shall be used as a basis for any subsequent Senior Default Notice unless such default has been cured or waived for a period of at least 90 consecutive days.

(d)           Non-Applicability to Proceeding.  The provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.2 would be applicable.

2.4           Payments Otherwise Permitted.  The failure of the Borrowers to make any payment with respect to the Junior Debt by reason of the operation of Section 2.3 shall not be construed as preventing the occurrence of a Junior Default under the applicable Junior Debt Documents.  Nothing contained in this Section 2 or elsewhere in this Agreement or in the Junior Debt Documents shall prevent the Borrowers at any time, except during the pendency of any Proceeding referred to in Section 2.2 or under the conditions referred to in Section 2.3 or 2.5, from making payments or prevent the Junior Creditor from receiving payments or exercising any remedy available to the Junior Creditor under the Junior Debt Documents at any time on account of the principal, interest or other charges with respect to the Junior Debt.

2.5           Restriction on Action by Junior Creditor.

(a)       Until the Senior Debt is paid in full in cash, the Junior Creditor shall not, without the prior written consent of the Senior Creditor, take any Collection Action with respect to the Junior Debt, except as permitted in this Section 2.5(a) or Section 2.2 hereof.  Upon the earliest to occur of:

           (i)           the passage of 180 days from the delivery of a Junior Default Notice to the Senior Creditor if any Junior Default described therein shall not have been cured or waived within such period;

           (ii)          acceleration of the Senior Debt;

           (iii)         the occurrence of any Proceeding with respect to the Borrowers, any Subordinated Guarantor or their respective assets;

           (iv)         the commencement by the Senior Creditor or any holder of the Senior Debt of any judicial or non-judicial action or proceeding against the Borrowers or any guarantor of the Senior Debt to (A) enforce payment of or to collect the whole or any part of the Senior Debt, (B) enforce any of the rights and remedies available to the Senior Creditor or any holder of the Senior Debt with respect to the Senior Debt or any collateral securing the Senior Debt, or (C) realize upon any of the collateral securing the Senior Debt or exercise any other right or remedy with respect to such collateral; or

           (v)          the occurrence of any Senior Default or Junior Default arising from the merger, sale, dissolution, liquidation or change of control of the Parent, the Junior Creditor may, upon five days prior written notice to the Senior Creditor, accelerate the payment of all or any portion of the Junior Debt or take any other Collection Action.  Such five day notice may be given during the 180 day period described in clause (i) above.  Notwithstanding the foregoing, the Junior Creditor may vote, file proofs of claim and otherwise act with respect to the Junior Debt in any Proceeding involving any Borrower or its assets to the extent otherwise permitted by Section 2.2.

(b)       Notwithstanding anything herein to the contrary, no provision herein shall prevent the Junior Creditor from (i) taking any action described in clauses (b) or (c) of the definition of “Collection Action” to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims, (ii) seeking specific performance or other injunctive relief to compel any Borrower or any Subordinated Guarantor to comply with an obligation under the Junior Debt Documents, so long as it is not accompanied by a claim for monetary recovery or damages, or (iii) prosecuting a lawsuit to collect payments on the Junior Debt that are otherwise permitted hereunder if the provisions of this Section 2.5 are not applicable.

2.6           No Prepayments. Except as provided in the following sentence, the Borrowers shall not be entitled to make, nor shall the Junior Creditor be entitled to demand, take, receive, or retain, any prepayments of interest or principal on account of any of the Junior Debt prior to the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents.  Payments received by the Junior Creditor after acceleration of the Junior Debt or the commencement of a Collection Action or upon a change of control of the Parent, in each case to the extent otherwise permitted by this Agreement shall not constitute a prohibited prepayment under this Section 2.6.

2.7           Amendment of Junior Debt Documents.  Until the Senior Debt is indefeasibly paid in full in cash and notwithstanding anything contained in the Junior Debt Documents, the Senior Credit Agreement or any of the other Senior Debt Documents to the contrary, the Junior Creditor shall not, without the prior written consent of the Senior Creditor, agree to any amendment, modification or supplement to the Junior Debt Documents the effect of which is to (i) increase the maximum principal amount of the Junior Debt (unless such increase does not increase the amount of cash interest expense or other debt service associated with the Junior Debt payable prior to repayment in full of the Senior Debt), (ii) increase the rate of interest on any of the Junior Debt (unless such increase is added to the principal amount of the Junior Debt or is not due and payable prior to repayment in full of the Senior Debt), (iii) change any date upon which regularly scheduled payments of principal or interest on the Junior Debt are due to an earlier date, (iv) add or make more restrictive any event of default or any financial covenant with respect to the Junior Debt, (v) change the final maturity date of any Junior Debt to a date that is earlier than the date which is 120 days after the maturity date of the Senior Debt, or (vi) take any liens or security interests in assets of the Borrowers or any other assets securing the Senior Debt (other than such liens or security interests, if any, which otherwise arise upon the exercise of any Collection Action permitted by this Agreement).

2.8           Incorrect Payments.  If any payment or distribution on account of the Junior Debt not permitted to be made by the Borrowers or received by the Junior Creditor under this Agreement is received by the Junior Creditor before all Senior Debt is indefeasibly paid in full in cash and all lending commitments under the Senior Credit Agreement have terminated, such payment or distribution shall not be commingled with any asset of the Junior Creditor, shall be held in trust by the Junior Creditor for the benefit of the Senior Creditor and shall be promptly paid over to the Senior Creditor, or its designated representative, for application (in accordance with the Senior Credit Agreement) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is indefeasibly paid in full in cash.

2.9           Sale Transfer, etc. The Junior Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Junior Debt or any Junior Debt Document (a) without giving prior written notice of such action to the Senior Creditor, and (b) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to the Senior Creditor an agreement providing for the continued subordination of the Junior Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Senior Creditor and holders of the Senior Debt arising under this Agreement.  Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Junior Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Junior Creditor.

2.10         Legends.  Until the Senior Debt is paid in full in cash and all lending commitments under the Senior Credit Agreement have been terminated, the Junior Note and any other Junior Debt Document at all times shall contain in a conspicuous manner the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of December 1, 2011 among Bank of America, N.A., Caltius Partners IV, LP, Caltius Partners Executive IV, LP, Radiant Logistics, Inc, Radiant Global Logistics, Inc., Radiant Logistics Partners, LLC, Radiant Transportation Services, Inc., Adcom Express, Inc., DBA Distribution Services, Inc., and Radiant Customs Services, Inc. to certain senior indebtedness described in the Subordination Agreement and owing to the Senior Creditor (as defined in the Subordination Agreement), and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

3.           Modifications to Senior Debt.  The Senior Creditor may at any time and from time to time without the consent of or notice to the Junior Creditor, without incurring liability to the Junior Creditor and without impairing or releasing the obligations of the Junior Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided that the Senior Creditor shall not make any such changes, extensions, renewals, alterations or amendments that cause the Senior Debt not to be “Senior Debt” as defined in Section 1 hereof.

4.           Continued Effectiveness of this Agreement.  The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Junior Creditor, the Borrowers, the Senior Creditor and any holders of the Senior Debt arising hereunder shall not be affected, modified or impaired in any manner or to any extent by the validity or enforceability of any of the Senior Debt Documents or the Junior Debt Documents, or any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or the Senior Debt Documents or the Junior Debt or the Junior Debt Documents. The Junior Creditor and each other holder of Junior Debt hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.

5.           No Contest by Junior Creditor. The Junior Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of the Senior Creditor and any holders of the Senior Debt in any collateral securing the Senior Debt.  The Junior Creditor hereby waives any and all rights to (a) require the Senior Creditor to marshal any property or assets of the Borrowers or to resort to any of the property or assets of the Borrowers in any particular order or manner, and (b) require the Senior Creditor to enforce any guaranty, pledge or any security interest and/or lien given by any person or entity other than the Borrowers to secure the payment of any or all of the Senior Debt as a condition precedent or concurrent to taking any action against or with respect to any Senior Creditor collateral.

6.           Notice of Junior Default.  The Borrowers shall provide the Senior Creditor with a notice of the occurrence of each Junior Default, and shall notify the Senior Creditor in the event such Junior Default is cured or waived.

7.           Cumulative Rights, No Waivers.  Each and every right, remedy and power granted to the Senior Creditor or any holder of the Senior Debt hereunder shall be cumulative and in addition to any other rights, remedy or power specifically granted herein or in the Senior Debt Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Senior Creditor or any holder of Senior Debt, from time to time, concurrently or independently and as often and in such order as the Senior Creditor or such holder may deem expedient. Any failure or delay on the part of the Senior Creditor or holder of Senior Debt in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of the Senior Creditor or such holder thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of the Senior Creditor or such holder hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

8.           Modification.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party to the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Senior Creditor and the Junior Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

9.           Additional Documents and Actions.  The Junior Creditor at any time, and from time to time, after the execution and delivery of this Agreement, promptly will execute and deliver such further documents and do such further acts and things as the Senior Creditor reasonably may request that may be necessary in order to effect fully the purposes of this Agreement.

10.           Notices.  Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by facsimile, on the date of transmission if transmitted on a business day before 4:00 p.m. (Pacific time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, two business days after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mall, postage prepaid and properly addressed.

Notices shall be addressed as follows:

(a)	If to Junior Creditor:

Caltius Partners IV, LP
Caltius Partners Executive IV, LP
c/o Caltius Capital Management, LP
11766 Wilshire Blvd., Suite 850
Los Angeles, CA 90025
Attention: Greg Howorth and Gavin Bates
Facsimile: 310-996-9577

With a copy to:

DLA Piper LLP (US)
500 8th Street, N.W.
Washington, D.C. 20004
Attention: Anthony H. Rickert, Esq.
Facsimile: 202-799-5203

(b)	If to the Borrowers:

Radiant Logistics, Inc.
405 114th Avenue, S.E.
Bellevue, WA 98004
Attention: Chief Financial Officer
Facsimile: (425) 462-0768

With a copy to:

Fox Rothschild LLP
2000 Market Street, 10th Floor
Philadelphia, PA 19103
Attention: Stephen M. Cohen, Esq.
Facsimile: (215) 299-2150

(c)	If to the Senior Creditor:

Bank of America, N.A
Global Commercial Banking
800 Fifth Avenue, Floor 36
Seattle, WA 98104
Attention: Tyler Burkland, Vice President
Facsimile: (206) 291-5437

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 10. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

11.           Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

12.           Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Senior Creditor and holders of the Senior Debt and shall be binding upon the successors and assigns of the Junior Creditor and holders of the Junior Debt and the Borrowers; provided that in the event all or any portion of the Senior Debt is transferred to or acquired by any affiliate of any Borrower, or such affiliate obtains the right to exercise any rights or remedies applicable to the Senior Debt, Sections 2.2(b), 2.2(c), and 2.5 hereof shall terminate and be of no further force and effect with respect to the Senior Debt so transferred or with respect to which such affiliate is entitled to exercise such rights or remedies.

13.           Counterparts.  This Agreement may be executed in one or more counterpart originals, which, taken together, shall constitute one fully-executed instrument.

14.           Defines Rights of Creditors; Borrowers Obligations Unconditional.  The provisions of this Agreement are solely for the purpose of defining the relative rights of the Junior Creditor and holders of Junior Debt, the Senior Creditor and holders of Senior Debt and shall not be deemed to create any rights or priorities in favor of any other person, including, without limitation, the Borrowers.  As between the Borrowers and the Junior Creditor, nothing contained herein shall impair the unconditional and absolute obligation of the Borrowers to the Junior Creditor to pay the Junior Debt as such Junior Debt shall become due and payable in accordance with the Junior Debt Documents, subject to the terms and agreements of the parties contained in this Agreement.

15.           Subrogation.  After the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents, and prior to repayment in full of the Junior Debt, the Junior Creditor shall be subrogated to the rights of the Senior Creditor to the extent that distributions otherwise payable to the Junior Creditor have been applied to the Senior Debt in accordance with the provisions of this Agreement.  For purposes of such subrogation, no payments or distributions to the Senior Creditor of any cash, property or securities to which the Junior Creditor would be entitled except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to the Senior Creditor by the Junior Creditor, shall, as among the Borrowers, its creditors (other than the Senior Creditor), any guarantors of the  Senior Debt or Junior Debt, and the Junior Creditor be deemed to be a payment or distribution by the Borrowers or such guarantor to or on account of the Senior Debt, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Junior Creditor, on the one hand, and the Senior Creditor, on the other hand.  The Senior Creditor shall have no obligation or duty to protect Junior Creditor’s rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall Senior Creditor be liable for any loss to, or impairment of, any subrogation rights held by the Junior Creditor.

16.           Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Junior Debt Documents, the provisions of this Agreement shall control and govern.

17.           Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

18.           Termination.  This Agreement shall terminate upon the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents.

19.           Applicable Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Washington, without regard to conflicts of law principles.

20.           CONSENT TO JURISDICTION.  EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY COURT IN THE STATE OF WASHINGTON OR FEDERAL COURT LOCATED IN THE STATE OF WASHINGTON AND IRREVOCABLY AGREES THAT, SUBJECT TO THE SENIOR CREDITOR’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  EACH OF THE JUNIOR CREDITOR AND EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH OF THE JUNIOR CREDITOR AND EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE JUNIOR CREDITOR AND SUCH BORROWER AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

21.           WAIVER OF JURY TRIAL.  THE JUNIOR CREDITOR, THE BORROWERS AND THE SENIOR CREDITOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  EACH OF THE JUNIOR CREDITOR, EACH BORROWER AND THE SENIOR CREDITOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF THE JUNIOR CREDITOR, EACH BORROWER AND THE SENIOR CREDITOR WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

22.           Reliance.  Upon any payment or distribution of assets of the Borrowers or any Subordinated Guarantor in connection with any Proceeding with respect thereto, the Junior Creditor shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such Proceeding is pending, delivered to the Junior Creditor, purporting to enforce or interpret this Agreement for the purpose of ascertaining the holders of Senior Debt entitled to participate in such payment or distribution in accordance with this Agreement,  the amount thereof, and all other matters related thereto.  The Junior Creditor shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or the receipt of any payment by it, unless and until the Junior Creditor shall have received written notice thereof in accordance with this Agreement from the Borrowers or the Senior Creditor, and prior to the receipt of any such written notice the Junior Creditor shall be entitled to assume conclusively that no such facts exist.

23.           Separation of Rights of the Junior Creditor.  Notwithstanding any provision herein to the contrary, the parties acknowledge and agree that the Junior Creditor is entering into this Agreement solely in its capacity as Junior Creditor and that this Agreement shall not apply to (a) any obligations of the Borrowers or any Subordinated Guarantor to the Junior Creditor or its affiliates arising from or related to equity interests of Junior Creditor or its affiliates in the Borrowers or such Subordinated Guarantor, (b) any indebtedness or other liabilities of the Borrowers or any Subordinated Guarantor to the Junior Creditor or its affiliates that is not Junior Debt and that is incurred by the Borrowers or such Subordinated Guarantor without violating the terms of the Senior Debt Documents, or (c) any rights or remedies of Junior Creditor or its affiliates in respect of any of the obligations, indebtedness, or other liabilities referenced in clauses (a) and (b) above.

24.           Purchase Right.

(a)           The Senior Creditor and any of its respective successors and assigns hereby grant to the Junior Creditor the right to purchase all (but not less than all) of the Senior Debt at any time after any Senior Payment Default for which a Senior Default Notice is given.  Upon written notice from the Junior Creditor to the Senior Creditor (a “Purchase Election Notice”) setting forth its intent to purchase the Senior Debt, acknowledgement of the purchase price to be paid and the proposed closing date for the sale (which date shall be not less than 10 days after receipt of the Purchase Election Notice by the Senior Creditor), the Senior Creditor agrees to sell to the Junior Creditor, and the Junior Creditor agrees to purchase from the Senior Creditor, the Senior Debt at the par amount thereof, including all amounts due under the Senior Debt Documents, and including, but not limited to, principal, accrued and unpaid interest, fees, and costs thereon and subject to Junior Creditor making acceptable assurances to Senior Creditor of any contingent liability arising under the Senior Debt Documents as deemed reasonable by the Senior Creditor.

(b)           Any transfer of the Senior Debt by the Senior Creditor to the Junior Creditor made in accordance with this Section 24 shall be made without recourse and with representations and warranties from the Senior Creditor solely as to title to the Senior Debt and the amount thereof and upon the Junior Creditor indemnifying the Senior Creditor for any liability arising from acts or occurrences following the transfer of the Senior Debt contemplated in this Section 24.  During the periods from and after receipt of a Purchase Election Notice until the applicable closing date, the Senior Creditor shall not sell or otherwise transfer the Senior Debt until the rights of the Junior Creditor under this Section 24 have been exercised.  The closing of any such purchase and sale shall take place within 10 days after receipt of the Purchase Election Notice by the Senior Creditor.

25.           Statutory Notice.  ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

{Signatures appear on the next page.}

IN WITNESS WHEREOF, the Junior Creditor, the Borrowers and the Senior Creditor have caused this Agreement to be executed as of the date first above written.

JUNIOR CREDITOR:

CALTIUS PARTNERS IV, LP
By: CP IV, LP, its General Partner

By:	/s/ Gregory J. Howorth
Name:
Title:

CALTIUS PARTNERS EXECUTIVE IV, LP
By: CP IV, LP, its General Partner

By:	/s/ Gregory J. Howorth
Name:
Title:

BORROWERS:

RADIANT LOGISTICS, INC.

By:	/s/ Bohn H. Crain
Name:
Title:

RADIANT GLOBAL LOGISTICS, INC.

By:	/s/ Bohn H. Crain
Name:
Title:

RADIANT LOGISTICS PARTNERS, LLC

By:	/s/ Bohn H. Crain
Name:
Title:

ADCOM EXPRESS, INC.

By:	/s/ Bohn H. Crain
Name:
Title:

DBA DISTRIBUTION SERVICES, INC.

By:	/s/ Bohn H. Crain
Name:
Title:

RADIANT TRANSPORTATION SERVICES, INC.

By:	/s/ Bohn H. Crain
Name:
Title:

RADIANT CUSTOMS SERVICES, INC.

By:	/s/ Bohn H. Crain
Name:
Title:

SENIOR CREDITOR:

BANK OF AMERICA, N.A.

By:	/s/ Tyler Burkland
Name:
Title: